                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICANA PUBLISHING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  84-1453702
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    303 San Mateo NE, Suite 104A
           Albuquerque, NM                                87108
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (Zip Code)

                 Americana Publishing, Inc. 2003 Equity Incentive Plan
                 ------------------------------------------------------
                                (Full title of the plan)

                                  Forrest Carlton, Esq.
                              303 San Mateo NE, Suite 104A
                                 Albuquerque, NM 87108
                                     (888) 883-8203

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock                 20,000,000             $0.024               $400,000              $32.36
----------------------- --------------------- -------------------- --------------------- --------------------

(1) 20,000,000  shares of common stock of Americana  Publishing,  Inc. are being registered for issuance pursuant to the Americana  Publishing,  Inc. 2003 Equity
Incentive  Plan.  This amount  includes  4,500,000  shares of common stock being registered For certain Selling Stockholders,  as defined in the prospectus filed herewith. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended,  this  Registration  Statement  covers an  indeterminable  number of additional shares of common stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits,  stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated  pursuant to Rule 457(c) of the  Securities Act of 1933 solely for purposes  of  calculating  the amount of the  registration  fee,  based upon the average of the bid and asked prices reported on the Over-The-Counter  Electronic
Bulletin Board of the National  Association of Securities  Dealers,  Inc. on May
19, 2003.

                                EXPLANATORY NOTE

This first  amendment  to the S-8  originally  filed May 19,  2003,  is filed to include missing dates left blank inadverently in the original filing.

                                   EXPLANATORY NOTE

This  Registration  Statement  contains  two parts.  The first  part  contains a prospectus  pursuant to Form S-3 (in  accordance  with  Section C of the General
Instructions  to Form S-8) which  covers  reoffers  and  resales of  "restricted securities" and/or "control  securities" (as such terms are defined in Section C of the General  Instructions  to Form S-8) of Americana  Publishing,  Inc.  This
reoffer  prospectus  relates to up to 20,000,000 shares of common stock that may be issued to certain  officers,  directors and employees of the Company pursuant to the Americana  Publishing,  Inc. 2003 Equity Incentive Plan (the "Plan"). The
second part of this Registration  Statement contains information required in the
Registration  Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of common stock of
Americana Publishing,  Inc. pursuant to the Plan. The Plan information specified in Part I of Form S-8 is not  being  filed  with  the  Securities  and  Exchange
Commission  but will be delivered to all  participants  in the Plan  pursuant to
Rule 428(b)(i) of the Securities Act of 1933.

                                   REOFFER

                           AMERICANA PUBLISHING, INC.
                        20,000,000 SHARES OF COMMON STOCK

     This  prospectus  relates to the resale by certain  persons  (the  "selling stockholders") who may be deemed to be affiliates of Americana Publishing,  Inc.
(the "Company" or the  "Registrant")  to sell a maximum of 20,000,000  shares of the Company's common stock, $0.001 par value per share.

The  selling  stockholders  may  sell  the  stock  from  time  to  time  in  the over-the-counter  market  at  the  prevailing  market  price  or  in  negotiated transactions.  The  selling  price of the shares  will be  determined  by market factors at the time of their resale.

     The shares  were  issued to the selling  stockholders  under the  Americana
Publishing,  Inc. 2003 Equity  Incentive Plan as compensation  for  professional services  rendered or reimbursement of expenses.  All net proceeds from the sale of the shares of common stock offered by this  prospectus will go to the selling stockholders. We will not receive any proceeds from such sales.

     Our common stock is quoted on the Over-the-Counter Electronic Bulletin

     Board under the symbol APBH.  On May 19,  2003,  the average of the bid and asked prices of the common  stock on the  Over-the-Counter  Electronic  Bulletin
Board was $0.024 per share.

     INVESTING  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD
INVEST  IN OUR  COMMON  STOCK  ONLY  IF YOU  CAN  AFFORD  TO  LOSE  YOUR  ENTIRE
INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or disapproved of these securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

                The date of this prospectus is May 19, 2003.

                              _____________________

                           *FORWARD-LOOKING STATEMENTS

     Our disclosure in this reoffer prospectus (including documents incorporated by reference  herein)  contains  "forward-looking  statements."  Forward-looking statements are our current  expectations or forecasts of future events.  You can identify  these  statements  by the fact that  they do not  relate  strictly  to historic  or current  facts.  They use words such as  "anticipate,"  "estimate,"
"expect,"  "project,"  "intend," "plan," "believe," and other words and terms of similar meaning. These include statements, among others, relating to our planned future actions,  our research and development plans, our prospective products or product  approvals,  our beliefs with respect to the sufficiency of our cash and cash equivalents,  plans with respect to funding  operations,  projected expense levels and the outcome of contingencies, such as future financial results.

     Any or all of our forward-looking statements in this reoffer prospectus may turn out to be wrong.  They can be affected by inaccurate  assumptions  we might
make  or  by  known  or  unknown  risks  and  uncertainties.   Consequently,  no
forward-looking statement can be guaranteed. Actual results may vary materially.
The uncertainties  that may cause differences  include,  but are not limited to, the availability of necessary funds and our ability to raise capital when needed and on  reasonable  terms,  or at all;  the market  success of our  products and services;  developing or contracting for the necessary manufacturing  processes;
and the impact of  competition  and  technological  advances on our products and services.

     We will not update forward-looking  statements,  whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further  disclosures we make in our reports to the Securities and
Exchange  Commission  including our annual  reports on Form 10-KSB.  Our filings list  various  important  factors  that  could  cause  actual  results to differ materially  from  expected  results.  We note these  factors  for  investors  as permitted by the Private  Securities  Litigation  Reform Act of 1995. You should understand  that it is not  possible  to predict or identify  all such  factors.
Consequently,  you should not consider any such list to be a complete set of all potential risks or uncertainties.

                               PROSPECTUS SUMMARY

     The following  summarizes our business and operations.  This summary is not complete  and does not  contain  all of the  information  about us or all of the information  that you should consider before  investing in our common stock. You should read the entire prospectus carefully, including the information under the caption  "Risk  Factors"  and  the  information  in  the  financial  statements, including  the notes to the  financial  statements,  that are  included  in this prospectus.  The securities  offered in this prospectus involve a high degree of risk. See "Risk Factors."

INTRODUCTION

     We  were  incorporated  under  the  laws of  Colorado  on  April 17,  1997.
Americana  is a  vertically  integrated  multi-media  publishing  company  whose primary  business  is  publishing  and  selling  audio  books,  print  books and electronic books in a variety of genres. Americana's products are primarily sold to consumers  through  telemarketing  and via the Internet.  In this prospectus,
"we," "us" and "our"  refer to  Americana  Publishing,  Inc.  unless the context requires otherwise.

     Our  executive  offices  are  located  at  303 San  Mateo  NE,  Suite 104A,
Albuquerque, New Mexico 87108. Our telephone number is (888) 883-8203.  Our home page on the Internet can be located at www.americanabooks.com.

THE OFFERING

     We are registering the shares of common stock covered by this prospectus to permit  the  offer  and  sale  of  shares  received  pursuant  to the  Americana
Publishing, Inc. 2003 Equity Incentive Plan by the selling stockholders named in this  prospectus.  The selling  stockholders  will determine when they will sell their  shares,  and in all cases,  will sell their shares at the current  market price or at negotiated  prices at the time of the sale.  Although we have agreed to pay the expenses related to the registration of the shares being offered,  we will  not  receive  any  proceeds  from the sale of the  shares  by the  selling stockholders.

OUR BUSINESS

THE COMPANY

From October 1996 until April 1997,  the  predecessor  of Americana  Publishing,
Inc.  "Americana" or the "Company")  operated as a development stage division of
B.H.  Capital  Limited  engaging in publication  design  research,  industry and competition research and demographic  research.  During this period, the concept of integrated  publishing was developed.  Americana was  incorporated  under the laws of the State of Colorado on April 17, 1997.

Americana  is a  vertically  integrated  multi-media  publishing  company  whose primary  business  is  publishing  and  selling  audio  books,  print  books and electronic  books.  Americana  believes that consumers today desire audio books,
e-books, CD-ROMs or a downloadable digital file in addition to traditional print books.  Americana  believes that of the  approximately  17,000 publishers in the
United  States,  many  are  unable  or  choose  not to  publish  manuscripts  in alternative formats. Through Americana's owned and operated websites,  consumers are offered approximately 500,000 multimedia products.

Americana  publishes books in a variety of genres,  including mystery,  western,
business   development,   personal   development,   spiritual   and   children's
publications. Americana also sells textbooks, music, and artwork and jewelry.

Americana's  products are sold to consumers primarily through  telemarketing and via the Internet through its website at www.americanabooks.com. The Company also publishes  a  catalog  of its  audio  books,  which is  continuously  mailed  to potential wholesale book buyers, bookstores and libraries.

Americana  packages,  duplicates,  replicates  and  fulfills  orders  for  audio cassettes,  VHS  tapes,  CDs and  DVDs for  sale to  distributors,  wholesalers, retailers and the general public.

AUDIO BOOKS

Americana currently has in excess of 300 audio book titles available for sale.

All of the 300 plus  Americana  audio book titles are  available for sale on the
americanabooks.com website. Consumers can listen to a 2-minute sample of many of the  Company's  audio books on it's website.  The Company has also  published an
"AUDIO BOOK SAMPLER TAPE" that highlights the first 2-minutes of 30 of its audio books. The sampler tape enables listeners to get a flavor for the books as well as to see a  sample  of the  Company's  packaging.  Americana  believes  that it produces  the finest audio book capsule  available.  The  packaging is different from that of many of it's  competitors  because it is not made of cardboard  and is, therefore, extremely durable.

In June 2001 during Book Expo America, Americana was chosen by the Board members of the Audio  Publishing  Association as the Audie Award Recipient for the "Best
New Audio Book Publisher for 2001".  Also in 2001,  Americana  narrator  Charlie
O'Dowd was honored as the recipient of the 2001 Audioworld  Golden Headset Award
"Best Abridged  Reader of the Year".  Other  well-known  nominees for this award were actors Burt Reynolds, Tony Roberts, and Arte Johnson.

Americana  sells its audio books in the United  States to  approximately  17,000 retail stores and approximately  15,000 libraries as well as to large truck stop distributors  including BARJAN,  KSG, and Audio  Adventures.  Americana has also established  accounts to include database and order  processing  agreements with
Baker and Taylor,  Advanced Marketing  Services,  Ingram Book Company,  Anderson
News Company, Books-A-Million/American Wholesale Book Company, Barnes and Noble,
BJ's,  Brodart Company,  Hastings,  Lodes Tone,  Penton  Overseas,  Professional
Media, and Recorded Books.  Management believes that the quality and quantity of these retailers  serves to enhance  Americana's  sales.  Currently,  Americana's audio books are published on audio tapes, however, the Company has published one audio book in CD format and intends to increase  its  production  of books in CD form.

Invoiced sales of audio books during 2002 totaled $640,848.

PRINT BOOK DIVISION

During  2001,  Americana  published  and  introduced  its first print book,  The
Cowboy.  The Cowboy is a  children's  book that  includes  both a print book and audio tape. Six additional books, The Killing Cards, Ground Lions, Beloved Leah,
It Is I Joseph,  Last Chance Out and Family Arrested were available for shipping during 2002. Americana expects to publish and introduce a total of approximately
6 titles during 2003.

ELECTRONIC BOOKS

Americana has currently  developed  fifteen  electronic  books, all of which are available on our website for purchase and download.

DUPLICATION SERVICES

Americana  acquired  Corporate Media Group, Inc. in June 2001. Until April 2002,
Corporate Media Group, Inc. duplicated the Company's  audiocassette tapes and/or
CDs,  assembled and  shrink-wrapped the product and shipped the product directly to the customer. Due to the inability to properly finance Corporate Media Group,
Inc., its lack of profits and operating capital, Corporate Media Group, Inc. was closed in April 2002 and ceased to do business.

COMPETITION

Currently,  Amazon.com  and  BarnesandNoble.com  dominate  sales  of  multimedia publications  over the  Internet.  Americana  believes  that price,  rather than delivery speed or product  availability,  sets the  parameters  for  competition between these retailers.  Their websites emphasize popular products, leaving the consumer to search for unadvertised and lesser known authors.

At this time Americana does not represent a significant  competitive presence in the book  publishing  and selling  industry.  Americana  is seeking to raise its profile in a number of ways,  including giving higher visibility to lesser known authors,  providing  easier ways to find  products on its websites by use of its specially  designed search engine,  providing  faster delivery of products sold, and providing  competitive pricing whenever possible.  Americana is also seeking niche markets. The Company has produced an audio drama of the NIV New Testament, which it  intends  to make  available  for  rent or  purchase  at  truck  stops.
Americana is also focusing on publishing book series, which the Company believes are popular with audio book customers.  The Company  currently  publishes series works by authors Elaine Viets, Leslie Glass, Cynthia Davis and Lou Campanozzi.

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
IN ADDITION TO THE OTHER  INFORMATION  IN THIS  PROSPECTUS,  THE FOLLOWING  RISK
FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AMERICANA PUBLISHING,  INC.
AND ITS BUSINESS.

OUR  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS  HAVE STATED THAT OUR RECURRING
LOSSES FROM OPERATIONS AND OUR ACCUMULATED DEFICIT RAISE SUBSTANTIAL DOUBT ABOUT
OUR  ABILITY TO CONTINUE AS A GOING  CONCERN.  WE EXPECT TO INCUR  LOSSES IN THE
FUTURE AND MAY NOT BECOME PROFITABLE.

     The  report of our  independent  certified  public  accountants,  Philip H.
Salchli,  CPA,  that  covers  our  December 31,   2002  consolidated   financial
statements contains a statement regarding our current losses from operations and the fact that our total current  liabilities  exceed our total  current  assets, which raise  substantial doubt as to our ability to continue as a going concern.
Our consolidated  financial statements do not include any adjustments that might result from the outcome of that uncertainty. We will need to raise more money to finance our  operations.  We may not be able to obtain  additional  financing at all, or on acceptable  terms.  Any failure to raise  additional  financing  will likely place us in significant financial jeopardy, may disrupt our operations or may force us to seek protection under the bankruptcy laws.

     Despite  our recent  growth in sales and net income,  we cannot  assure you that these trends will continue or that we will ever become profitable.  We have incurred significant losses since our inception. Our net loss for the year ended
December 31,  2002 was approximately $2,615,518,  and our accumulated deficit as of  December 31,  2002 was  approximately  $12,865,672.  We expect our operating losses to continue as we engage in the  development and expansion of our product line.

     We have granted  security  interests to certain of our  creditors to secure debt we owe in connection with, among other things,  lines of credit,  factoring arrangements and debentures we have issued.  We are presently in default on some of these obligations. To date, one creditor has seized approximately $100,000 of our assets.  There is a substantial  probability that this, or other,  creditors may seize additional assets. Future seizures of our assets may force us to cease our operations.

WE RELY ON SALES OF CERTAIN KEY PRODUCTS.

     Most of our  revenues  are derived from sales of audio books and some print books.  We plan to diversify our product line in the future and we have begun to do so. Despite these efforts,  our financial  performance remains dependent on a few products.  Any significant  diminished  consumer  interest in our catalog of audio books and/or print books could disrupt our  operations  and jeopardize our financial  condition.  Furthermore,  we may be unable to develop  successful new products,  and any products that we do develop may not generate sufficient sales to justify the cost of developing and marketing these products.

     Our net sales and profitability depend significantly upon the acceptance of our existing and future multimedia  products within the multimedia market.  This market is characterized by rapidly  changing  tastes.  Frequent  innovations and improvements to our product line are necessary to maintain  consumer interest in our multimedia products. If we are unable to successfully adapt our product line to these changing tastes, we may never become profitable.

WE MAY BE UNABLE TO EFFECTIVELY  MANAGE OUR EXISTING  OPERATIONS AND ANTICIPATED
GROWTH,  WHICH  COULD  PLACE  LIMITS ON OUR  ABILITY TO ACHIEVE THE GOALS OF OUR
BUSINESS PLAN.

     We intend to continue to pursue an aggressive  growth  strategy.  To manage our growth effectively, we believe that we must:

   *  develop a business plan for new products or brand line extensions;
   *  maintain a high level of manufacturing quality and efficiency;
   *  continue to enhance our operational, financial and management systems and controls;
   *  effectively expand, train and manage our employee base; and
   *  maintain an effective and efficient inventory control and distribution system.

     Our  failure  to  properly  manage  any of these  or  other  growth-related challenges could adversely affect our business,  financial condition and results of operations. We cannot assure you that we will succeed in effectively managing our existing operations or our anticipated growth.

WE DEPEND ON CERTAIN KEY  EMPLOYEES  THE LOSS OF WHOM COULD AFFECT OUR BUSINESS,
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We will depend  heavily  upon the  services of certain of our  officers and directors, including George Lovato, Jr. and Don White. We do not have key person life insurance on the lives of these individuals. We have an employment contract in effect with our chairman, president and CEO, George Lovato, Jr., and with our
Vice-President  and CFO,  Don  White.  While we may  hire  additional  qualified individuals  to work in  various  capacities,  the loss of the  services  of Mr.
Lovato and Mr. White would  disrupt our  operations  and our  business  would be harmed.

     Our  employment  agreements  with  Messrs. Lovato  and  White  provide  for severance  payments of $250,000 each in the event the  agreements are terminated by our company or each of Messrs.  Lovato and White,  and severance  payments of
$500,000  each in the event of, among other  things,  a change of control of our company,  including  by a merger  or  asset  sale.  In  light  of our  financial condition,  these  agreements  may  preclude  us from  consummating  a merger or similar  transaction  with  another  entity or effect a change of control of our company.

OUR WARRANTY RESERVES MAY BE INSUFFICIENT TO COVER FUTURE WARRANTY CLAIMS.

     We offer  warranties  on all of our  principal  products.  We have  limited returns from the sale of our products and we have limited  returns with warranty claims for these products.  However,  if our warranty reserves are inadequate to cover future warranty claims on our products,  our cash reserves may be depleted and we may not be able to meet our obligations as they become due.

OUR MARKET IS HIGHLY COMPETITIVE.

     The market in which we participate is highly  competitive.  We believe that hundreds of companies produce and distribute products similar to ours. Important
competitive   factors  in  this  market  include  price,   product  quality  and
performance, diversity of offerings, warranties and customer service. We believe that our products are competitive in each of these categories.  However, many of
our  competitors   possess  greater  financial   resources,   wider  brand  name
recognition,   broader   distribution   networks   and   other   resources   and
characteristics that may give them a competitive advantage.

OUR  FAILURE  OR  INABILITY   TO  PROTECT  OUR   INTELLECTUAL   PROPERTY   COULD
SIGNIFICANTLY HARM OUR COMPETITIVE POSITION, AND WE COULD ALSO INCUR SUBSTANTIAL
COSTS IN  DEFENDING  CLAIMS  THAT WE HAVE  VIOLATED  THE  PROPRIETARY  RIGHTS OF
OTHERS.

     Protecting our intellectual  property is an important factor in maintaining our competitive position in the multimedia industry. If we do not, or are unable to, adequately  protect our intellectual  property,  our sales and profitability could be  adversely  affected.  We  currently  are a  licensee  for a number  of copyrights.  However,  our  efforts to  protect  our  proprietary  rights may be inadequate and applicable laws provide only limited protection.  In addition, we believe  that our  products,  trademarks  and  other  proprietary  rights do not infringe upon the proprietary  rights of third parties.  However,  we may not be able to  successfully  prevent  others from claiming that we have violated their proprietary  rights or that any such assertion will not require us to enter into a license  agreement or royalty  agreement with the party  asserting a claim. We could incur substantial costs in defending against such claims, even if they are invalid,  and  we  could  become  subject  to  judgments  requiring  us  to  pay substantial damages.

THE SALE OF  MATERIAL  AMOUNTS OF OUR COMMON  STOCK TO  FINANCE  THE  CONTINUING
OPERATIONS  OF OUR COMPANY AND THE  ELIGIBILITY  OF ISSUED SHARES FOR RESALE MAY
SUBSTANTIALLY DILUTE OUR COMMON STOCK AND PLACE SIGNIFICANT DOWNWARD PRESSURE ON
ITS TRADING PRICE.

     Our need to raise funds  through  the sale of equity will likely  result in the  issuance of a  significant  number of shares of common stock in relation to the number of shares  currently  outstanding.  In the past, we have raised money through the sale of debentures  convertible  into common stock.  Such sales have included  arrangements  requiring us to register the underlying shares of common stock.  A perceived  risk of dilution may cause our  stockholders  to sell their shares of our common stock, which would contribute to a downward movement in the stock price of our common  stock.  Moreover,  in the event the  holders  convert their debentures, or exercise their warrants, your ownership in our company will be materially diluted.

     The trading volume in our common shares has been relatively limited,  and a consistently active trading market for our common stock may not develop, or even if it does develop, continue on the over-the-counter  electronic bulletin board.
If a market does not  develop,  you may not be able to dispose of your shares of common stock.

     WE WILL HAVE TO APPLY FOR LISTING ON THE BULLETIN BOARD EXCHANGE AND, IF WE
FAIL TO MEET THE LISTING  CRITERIA,  MAY NOT BE ELIGIBLE FOR LISTING ON THIS NEW
EXCHANGE.

     In or about the third  quarter of 2003,  the NASD intends to eliminate  the over-the-counter electronic bulletin board, the principal trading market for our stock,  and replace it with the  Bulletin  Board  Exchange,  or BBX.  Unlike the bulletin board,  the BBX will impose certain  standards on companies  seeking to list their stock for trading. We may be unable to meet these standards or, after listing our shares for trading,  to maintain them. In either event,  we would be ineligible  for trading on the BBX and our stock would trade on the Pink Sheets.
This may result in a loss of liquidity in our shares and could make it difficult for our shareholders to sell their shares should they so desire.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

     Selling  stockholders  may  sell  shares  covered  by  this  Prospectus  at prevailing market prices or prices they negotiate with purchasers.

                                    DILUTION

     The shares which the selling  stockholders  are offering are already issued and outstanding and the resale of these shares by the selling  stockholders will not affect the total number of outstanding shares.

                             SELLING STOCKHOLDERS

     The  following  table  provides  certain  information  with  respect to the selling  stockholders'  beneficial ownership of Common Stock as of May 14, 2003, and as adjusted to give effect to the sale of all of the shares offered hereby.

                                                                          NUMBER OF SHARES
                                                                         BENEFICIALLY OWNED
                                                                           AFTER OFFERING
                        NUMBER OF SHARES                            ----------------------------
                       BENEFICIALLY OWNED      NUMBER OF SHARES      NUMBER OF
    NAME                BEFORE OFFERING         BEING OFFERED         SHARES          PERCENTAGE
------------------     --------------------    ----------------     ------------      ----------

George Lovato, Jr. (1)      9,394,000             3,000,000       11,144,000            14.97%
Don White (2)               5,600,000             1,500,000        6,500,000             8.73%
David Poling (3)              962,300                 0              762,300             1.02%
Jay Simon (4)                 910,000                 0              400,000              .05%
Jerome Ruther (5)           7,261,200                 0            1,051,200             1.41%
All directors and officers
as a group (5 persons)      27,127,500            4,500,000       19,857,500            26.18%

-------------

(1)  Mr. Lovato has been our Chief Executive Officer, Chairman and President and a  director  since  our  inception  in  1997.  Mr.  Lovato  is Mr.  Simon's brother-in-law.  The shares owned by Mr. Lovato  include  500,000 shares of common stock issuable upon exercise of immediately exercisable options, and
     250,000  shares of common stock and 300,000 shares of common stock issuable upon  immediately  exercisable  options owned by Mr. Lovato's  mother.  Mr.
     Lovato disclaims  beneficial  ownership of the shares beneficially owned by his mother.

(2)  Mr. White has been our Vice President and a director since our inception in
     1997,  and has been our Chief  Financial  Officer since  December 1998. The shares owned by Mr. White  include common stock issuable upon conversion of a 500,000  shares of common stock  issuable  upon  exercise of  immediately exercisable options and 100,000 shares of convertible promissory note.

(3)  Dr. Poling has been a  Vice-President  and director  since our inception in
     1997. The shares owned by Dr. Poling include 200,000 shares of common stock issuable upon exercise of immediately exercisable options.

(4)  Mr.  Simon  has been our  Secretary,  Treasurer  and a  director  since our inception in 1997.  Mr. Simon is Mr.  Lovato's  brother-in-law.  The shares owned by Mr. Simon  include  500,000  shares of common stock  issuable upon exercise of  immediately  exercisable  options and 10,000  shares of common stock owned by Mr. Simon's son.

(5)  Mr. Ruther has been a director  since January 2001. The shares owned by Mr.
     Ruther  include  200,000  shares of common stock  issuable upon exercise of immediately exercisable options,  6,000,000 shares of common stock issuable upon  conversion  of a  convertible  promissory  note and 10,000  shares of common stock owned by Mr. Ruther's daughter.

                              PLAN OF DISTRIBUTION

     Each  selling  stockholder  is free to offer and sell his common  shares at such times, in such manner and at such prices as he may determine.  The types of transactions in which the common shares are sold may include transactions in the over-the-counter market, including block transactions,  negotiated transactions, the  settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices.  Such transactions may or may not involve brokers or dealers.
The selling stockholders have advised Americana Publishing,  Inc. that they have
not  entered  into   agreements,   understandings   or  arrangements   with  any
underwriters or  broker-dealers  regarding the sale of their shares,  except for qualified  10b-5 Plans.  The selling  stockholders do not have an underwriter or coordinating  broker acting in  connection  with the proposed sale of the common shares.

     The selling stockholders may sell their shares directly to purchasers or to or  through  broker-dealers,  which  may  act as  agents  or  principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions  from  the  selling.  They may also  receive  compensation  from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as  principal,  or both,  which  compensation  as to a particular broker-dealer might be in excess of customary commissions.

     The  selling  stockholders  also may  resell all or a portion of the common shares  in open  market  transactions  in  reliance  upon  Rule  144  under  the
Securities Act,  provided they meet the criteria and conform to the requirements of such Rule. Americana Publishing,  Inc. is responsible for all costs, expenses and fees  incurred  in  registering  the  shares  offered  hereby.  The  selling stockholders are responsible for brokerage commissions,  if any, attributable to the sale of such securities.

                                     EXPERTS

     Philip  H.  Salchli,   CPA,  our  independent   auditor,  has  audited  our
consolidated financial statements,  as amended, included in our Annual Report on
Form 10-KSB for the year ended December 31, 2002,  filed with the Securities and
Exchange  Commission  on April 3,  2003,  as set forth in his  report,  which is
incorporated  by  reference  in  the  registration   statement.   Our  financial
statements are  incorporated  by reference in reliance upon the report of Philip
H. Salchli, CPA, given on his authority as an expert in accounting and auditing.
Such report included an additional  paragraph  casting a substantial doubt as to the Company's ability to continue as a going concern. The consolidated financial statements did not include any adjustments that might result from the outcome of that uncertainty.

                                       10

                                 LEGAL MATTERS

     Richardson  and Patel LLP,  of Los  Angeles,  California,  will pass upon the validity of the shares of common stock offered hereby.

                         INTERESTS OF NAMED EXPERTS AND COUNSEL

As of May 14, 2003, Richardson and Patel LLP, our legal counsel, or its individual partners, owned a total of 6,596,082 shares of our common stock.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

(a) The  following  documents  are hereby  incorporated  by reference  into this prospectus:

     (1) The Annual Report on Form 10-KSB for the fiscal year ended December 31,
2002,  that the  Registrant  filed with the  Commission on April 3, 2003,  which contains audited  consolidated  financial  statements for the most recent fiscal year for which such statements have been filed.

     (2) The  Quarterly  Report on Form 10-QSB for the  quarter  ended March 31,
2003 that the Registrant filed with the Commission on May 14, 2003.

     (3) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on April 15, 1999, as amended (File
No. 000-25783).

(b) All  documents  subsequently  filed by the  Registrant  pursuant to Sections
13(a),  13(c), 14 or 15(d) of the Securities  Exchange Act of 1934, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

(c) The Registrant shall provide to each person, including any beneficial owner, to whom a prospectus is delivered,  a copy of any or all of the information that has been  incorporated by reference in the prospectus but not delivered with the prospectus.  After receiving a written or oral request for such information, the
Registrant  shall provide this  information  to the  requester at no charge.  To request  such  information,  please  write  to  George  Lovato,  Jr.,  Americana
Publishing, Inc., 303 San Mateo NE, Suite 104A, Albuquerque, New Mexico 87108 or
call (505) 265-6121.

                                       11

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents  are hereby  incorporated  by reference  into this
Registration Statement:

     (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31,
2002,  that the  Registrant  filed with the  Commission on April 3, 2003,  which contains audited  consolidated  financial  statements for the most recent fiscal year for which such statements have been filed.

     (b) The  Quarterly  Report on Form 10-QSB for the  quarter  ended March 31,
2003 that the Registrant filed with the Commission on May 14, 2003.

     (c) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on April 15, 1999, as amended (File
No. 000-25783).

     (d) In  addition,  all  documents  subsequently  filed  by  the  Registrant pursuant to Sections 13(a),  13(c), 14 and 15(d) of the Securities  Exchange Act
of 1934, prior to the filing of a post-effective  amendment which indicates that all securities  offered have been sold or which  deregisters all securities then remaining  unsold,  shall be deemed to be  incorporated  by reference  into this registration  statement  and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.  The class of securities to be offered is registered  under
Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Richardson  and  Patel  LLP has  given  an  opinion  on the  validity  of the securities being registered  hereunder.  As of May 14, 2003,  Richardson and Patel
LLP, or its individual partners, owned a total of 6,071,082 shares of our common stock

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     DISCLOSURE OF COMMISSION  POSITION ON  INDEMNIFICATION  FOR  SECURITIES ACT
LIABILITIES

     The  Colorado  Business  Corporation  Act  provides  in  pertinent  part as follows:

          "7-108-402.   Limitation  of  certain  liabilities  of  directors  and
     officers.

          (1) If so provided in the articles of  incorporation,  the corporation shall  eliminate  or limit the  personal  liability  of a  director  to the corporation  or to its  shareholders  for  monetary  damages  for breach of fiduciary  duty as a  director;  except that any such  provision  shall not eliminate or limit the liability of a director to the corporation or to its shareholders  for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve  intentional  misconduct or a knowing violation of law, acts specified in section 7-108-403,  or any transaction from which the director  directly or indirectly  derived an improper personal benefit.
     No such provision  shall  eliminate or limit the liability of a director to the corporation or to its  shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

          (2) No director or officer shall be  personally  liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was  personally  involved in the situation  giving rise to the  litigation  or unless  such  director  or officer  committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law  protections and rights that a director or officer may have.  This  subsection (2) shall not restrict  the  corporation's  right  to  eliminate  or limit  the  personal liability  of a director  to the  corporation  or to its  shareholders  for monetary  damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

          7-109-102. Authority to indemnify directors.

          (1)  Except  as  provided  in  subsection  (4)  of  this  section,   a
     corporation may indemnify a person made a party to a proceeding because the person is or was a director  against  liability  incurred in the proceeding if:

               (a) The person conducted himself or herself in good faith; and

               (b) The person reasonably believed:

                    (I) In the case of conduct in an official  capacity with the corporation,  that his or her  conduct  was in the  corporation's best interests; and

                    (II) In all  other  cases,  that his or her  conduct  was at least not opposed to the corporation's best interests; and

               (c) In the case of any  criminal  proceeding,  the  person had no reasonable cause to believe his or her conduct was unlawful.

                                       12

          (2) A director's  conduct with respect to an employee benefit plan for a purpose the director  reasonably  believed to be in the  interests of the participants in or  beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section.  A director's conduct with respect to an employee benefit plan for a  purpose  that  the  director  did not  reasonably  believe  to be in the interests  of the  participants  in or  beneficiaries  of the plan shall be deemed not to satisfy the  requirements  of paragraph (a) of subsection (1)
     of this section.

          (3) The  termination of a proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent is not, of itself,  determinative  that the  director  did not meet  the  standard  of conduct described in this section.

          (4) A corporation may not indemnify a director under this section:

               (a) In  connection  with a  proceeding  by or in the right of the
          corporation  in  which  the  director  was  adjudged   liable  to  the
          corporation; or

               (b) In  connection  with any other  proceeding  charging that the
          director  derived  an  improper  personal  benefit,   whether  or  not
          involving  action in an official  capacity,  in which  proceeding  the director  was  adjudged  liable on the basis that he or she derived an improper personal benefit.

          (5) Indemnification  permitted under this section in connection with a proceeding by or in the right of the  corporation  is limited to reasonable expenses incurred in connection with the proceeding.

          7-109-103. Mandatory indemnification of directors.

     Unless  limited by its  articles  of  incorporation,  a  corporation  shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any  proceeding to which the person was a party because the person is or  was a  director,  against  reasonable  expenses  incurred  by  him or her in connection with the proceeding.

          7-109-104. Advance of expenses to directors.

          (1) A  corporation  may pay for or reimburse the  reasonable  expenses incurred by a director who is a party to a  proceeding  in advance of final disposition of the proceeding if:

               (a)  The  director   furnishes  to  the   corporation  a  written
          affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

               (b)  The  director   furnishes  to  the   corporation  a  written
          undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

               (c) A  determination  is made that the facts  then known to those making the determination would not preclude indemnification under this article.

                                       13

          (2) The  undertaking  required by paragraph (b) of  subsection  (1) of this section shall be an unlimited  general  obligation of the director but need not be secured  and may be accepted  without  reference  to  financial ability to make repayment.

          (3)  Determinations  and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

          7-109-105. Court-ordered indemnification of directors.

          (1) Unless  otherwise  provided in the  articles of  incorporation,  a
     director   who  is  or  was  a  party  to  a   proceeding   may  apply  for
     indemnification  to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application,  the court, after giving any notice the court considers necessary,  may order indemnification in the following manner:

               (a) If it  determines  that the director is entitled to mandatory
          indemnification  under  section  7-109-103,   the  court  shall  order
          indemnification,  in  which  case  the  court  shall  also  order  the corporation  to pay the  director's  reasonable  expenses  incurred to obtain court-ordered indemnification.

               (b) If it determines  that the director is fairly and  reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the  director  met the standard of conduct set forth in section  7-109-102  (1) or was  adjudged  liable in the  circumstances
          described  in  section   7-109-102  (4),  the  court  may  order  such
          indemnification   as  the  court   deems   proper;   except  that  the
          indemnification  with  respect to any  proceeding  in which  liability shall have been  adjudged in the  circumstances  described  in section
          7-109-102 (4) is limited to reasonable expenses incurred in connection with  the  proceeding  and  reasonable  expenses  incurred  to  obtain court-ordered indemnification.

          7-109-106.  Determination  and  authorization  of  indemnification  of directors.

          (1) A corporation may not indemnify a director under section 7-109-102 unless  authorized in the specific case after a determination has been made that  indemnification  of the director is permissible in the  circumstances because the  director  has met the standard of conduct set forth in section
     7-109-102.  A corporation  shall not advance  expenses to a director  under section  7-109-104 unless authorized in the specific case after the written affirmation and undertaking  required by section  7-109-104 (1) (a) and (1)
     (b) are received and the  determination  required by section  7-109-104 (1)
     (c) has been made.

          (2) The  determinations  required by  subsection  (1) of this  section shall be made:

               (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is  present,  and only those  directors not  parties to the  proceeding  shall be counted  in  satisfying  the quorum; or

                                       14

               (b) If a quorum  cannot  be  obtained,  by a  majority  vote of a committee  of the  board  of  directors  designated  by the  board  of directors,  which committee shall consist of two or more directors not parties to the  proceeding;  except that  directors who are parties to the proceeding may participate in the designation of directors for the committee.

          (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph  (b) of subsection  (2) of this section,  or, even if a quorum is obtained  or a committee  is  designated,  if a majority  of the  directors constituting  such quorum or such committee so directs,  the  determination required to be made by subsection (1) of this section shall be made:

               (a) By independent  legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a)
          or (b) of  subsection  (2) of this section or, if a quorum of the full board cannot be obtained  and a committee  cannot be  established,  by independent  legal  counsel  selected  by a majority  vote of the full board of directors; or

               (b) By the shareholders.

          (4) Authorization of indemnification  and advance of expenses shall be made in the  same  manner  as the  determination  that  indemnification  or advance of expenses is permissible;  except that, if the determination that
     indemnification   or  advance  of  expenses  is   permissible  is  made  by
     independent legal counsel,  authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

          7-109-107.  Indemnification of officers,  employees,  fiduciaries, and agents.

          (1) Unless otherwise provided in the articles of incorporation:

               (a) An officer is entitled  to  mandatory  indemnification  under
          section  7-109-103,   and  is  entitled  to  apply  for  court-ordered
          indemnification  under  section  7-109-105,  in each  case to the same extent as a director;

               (b) A  corporation  may  indemnify  and  advance  expenses  to an officer, employee,  fiduciary, or agent of the corporation to the same extent as to a director; and

               (c) A corporation  may also indemnify and advance  expenses to an officer,  employee,  fiduciary,  or agent who is not a  director  to a greater  extent,  if  not  inconsistent  with  public  policy,  and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract."

                                       15

     Paragraphs 41 through 47, inclusive,  of the Registrant's Bylaws provide as follows:

     "41. Third party actions.  The  Corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending
or   completed   action,   suit  or   proceeding,   whether   civil,   criminal,
administrative, or investigative (other than an action by or in the right of the
Corporation)  by  reason  of the  fact  that he is or was a  director,  officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director,  officer,  employee or agent of another  Corporation,
partnership,   joint  venture,  trust  or  other  enterprise,  against  expenses
(including  attorneys'  fees),  judgments,  fines and amounts paid in settlement actually and reasonably  incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he  reasonable  believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal  action or  proceeding,  had no reasonable  cause to believe his conduct was  unlawful.  The  termination  of any action,  suit or  proceeding by judgment,  order, settlement,  conviction,  or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best  interests  of the  Corporation,  and,  with  respect to any criminal action or proceeding,  had reasonable cause to believe that his conduct was unlawful.

     42. Derivative actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action or suit by or in the  right of the  Corporation  to  procure a judgment  in its  favor  by  reason  of the fact  that he is or was a  director, officer,  employee  or agent of the  Corporation,  or is or was  serving  at the request of the Corporation as a director,  officer, employee or agent of another
Corporation,  partnership,  joint venture,  trust, or other  enterprise  against expenses (including  attorneys' fees) actually and reasonably incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation,  except that no indemnification shall be made in respect of any claim,  issue,  or matter as to which such  person  shall have been adjudged to be liable for  negligence or misconduct in the  performance  of his duty to the  Corporation  unless  and only to the  extent  that the court in which such action or suit was brought shall  determine  upon  application  that, despite the  adjudication of liability and in view of all the  circumstances  of the case,  such person is fairly and  reasonably  entitled to indemnity for such expenses which such court shall deem proper.

     43.  Extent of  indemnifications.  To the extent that a director,  officer, employee  or agent of the  Corporation  has been  successful  on the  merits  or otherwise  in defense of any action,  suit or  proceeding,  or in defense of any claim,  issue  or  matter  therein,  he shall be  indemnified  against  expenses
(including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection therewith.

                                       16

     44.  Determination.  Any indemnification  under these Bylaws or Articles of
Incorporation  (unless ordered by a court) shall be make by the Corporation only as authorized in the specific case upon a determination that  indemnification of the  officer,  director  and  employee  or agent is proper in the  circumstances because he has met the applicable standard of conduct set forth in these Bylaws.
Such  determination  shall be made (a) by the Board of  Directors  by a majority vote of a quorum  consisting  of directors  who were not parties to such action, suitor  proceeding,  or (b) if such a  quorum  is not  obtainable,  or,  even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock  entitled to vote and  represented  at a meeting called for such purpose.

     45. Payment in advance.  Expenses incurred in defending a civil or criminal action,  suit or  proceeding  may be paid by the  Corporation  in advance of the final disposition of such action,  suit or proceeding as authorized by the Board of  Directors  as  provided in Section 4 of this  Article VI upon  receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall  ultimately be determined  that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

     46. Insurance.  The Board of Directors may exercise the Corporation's power to  purchase  and  maintain  insurance  on behalf of any  person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the  request of the  Corporation  as a director,  officer,  employee or agent of another  Corporation,  partnership,  joint  venture,  trust or other  enterprise against  any  liability  asserted  against  him and  incurred by him in any such capacity,  or arising out of his status as such,  whether or not the Corporation would have the power to  indemnify  him  against  such  liability  hereunder  or otherwise.

     47. Other Coverage. The indemnification  provided by these Bylaws shall not be deemed  exclusive of any other rights to which those seeking  indemnification may be entitled under the Articles of  Incorporation,  these Bylaws,  agreement, vote of stockholders or disinterested  directors, the Colorado Corporation Code, or  otherwise,  both as to action in his  official  capacity and as to action in another  capacity  while holding such office,  and shall continue as to a person who has ceased to be a  director,  office,  employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

                                       17

     Paragraph  7 of the  Registrant's  Articles  of  Incorporation  provide  as follows:

     "7.  Indemnification.  The Corporation  shall indemnify any and all persons who may serve or who have served any time as  directors  or  officers  and their respective heirs,  administrators,  successors and assigns,  against any and all expenses,  including any amounts paid upon  judgments,  counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in  connection  with the defense or  settlement  or any claim,  action,  suit or  proceedings  in which they,  or any of them,  are made parties,  or a party,  or which may be asserted  against them or any of them, by reason of being or having been directors or officers or a director or an officer of the Corporation,  except in relation to matters as to which any such director or officer or former  director  or officer or person  shall be  adjudged  in any action,  suit or  proceedings  to be liable for his fraud,  gross  negligence or gross  misconduct  involving the  Corporation in the  performance of his duties.
This  paragraph  shall be in  addition to and shall in no way limit the power of the  Corporation to indemnify any person by reason of the fact that he is or was a director,  officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director,  officers, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(a)  The  corporation  may  indemnify  any  person  who was or is a party  or is threatened  to be made a party to any  threatened,  pending,  or  completed action, suit, or proceeding,  whether civil, criminal,  administrative,  or investigative, (other than an action by or in the right of the corporation)
     by reason of the fact that he was a director, officer, employee,  fiduciary or agent of the  corporation  or is or was  serving  at the  request of the corporation as a director, officer, employee, fiduciary or agent of another corporation,  partnership,  joint  venture,  trust,  or  other  enterprise, against expenses (including attorney fees),  judgments,  fines, and amounts paid in  settlement  actually  and  reasonably  believed  to be in the best interests of the  corporation  and, with respect to any criminal  action or proceeding,  had no  reasonable  cause to believe his conduct was unlawful.
     The  termination of any action,  suite,  or proceeding by judgment,  order, settlement,  or  conviction  or  upon  a plea  of  nolo  contendere  or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in the best interests of the corporation  and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(b)  The  corporation  may  indemnify  any  person  who was or is a party  or is threatened  to be made a party to any  threatened,  pending,  or  completed action or suit by or in the right of the  corporation to procure a judgment in its favor by reason of the fact that he is or was a  director,  officer, employee,  or agent of the  corporation or is or was serving at the request of the corporation as a director, officer, employee,  fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he  reasonably  believed to be in the best interests of the corporation; but no indemnification shall be made

                                       18

     in respect of any claim,  issue, or matter as to which such person has been adjudged to be liable for  negligence or misconduct in the  performance  of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought  determines  upon  application  that, despite the adjudication of liability,  but in view of all circumstances of the case, such person is fairly and reasonably  entitled to indemnification for such expenses which such court deems proper.

(c)  To the extent that a director,  officer, employee,  fiduciary or agent of a corporation  has been  successful  on the merits in defense of any  action, suit,  or  proceeding  referred to in (a) or (b) of this  Article VII or in defense of any claim,  issue,  or matter  therein,  he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

(d)  Any indemnification under (a) or (b) of this Article VII (unless ordered by a court) and as distinguished from (c) of this Article shall be made by the corporation  only as authorized  in the specific case upon a  determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances  because he has met the applicable  standard of conduct set forth in (a) or (b) above. Such determination  shall be made by the board of  directors  by a majority  vote of a quorum  consisting  of directors who were not parties to such action, suit, or proceeding,  or, if such a quorum is not  obtainable,  or, even if  obtainable,  if a quorum of disinterested directors so directs.

(e)  Expenses  (including  attorney's  fees)  incurred  in  defending a civil or criminal  action,  suit or  proceeding  may be paid by the  corporation  in advance of the final  disposition  of such action,  suit or  proceeding  as authorized in Section (d) of this Article,  upon receipt of an  undertaking by or on behalf of the director,  officer, employee, or agent to repay such amount,  unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f)  The board of directors may exercise the corporation's power to purchase and maintain  insurance  on  behalf  of any  person  who is or was a  director, officer, employee or agent of the corporation,  or is or was serving at the request of the  corporation  as a director,  officer,  employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against any liability  asserted against him and incurred by him in any such capacity  or  arising  out  of his  status  as  such,  whether  or not  the corporation  would have the power to indemnify  him against such  liability under this Article

(g)  The indemnification  provided by this Article shall not be deemed exclusive of any other rights to which those seeking  indemnification may be entitled under these Articles of Incorporation,  the Bylaws, agreements, vote of the shareholders or disinterested  directors, or otherwise both as to action in his official capacity while holding such office, and shall continue as to a person  who has ceased to be a  director,  officer,  employee  or agent and shall inure to the  benefit of the heirs and  personal  representatives  of such a person.

                                       19

     Insofar as indemnification for liabilities arising under the Securities Act of 1933,  as amended,  may be permitted to directors,  officers and  controlling persons of the small business  issuer pursuant to the foregoing  provisions,  or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                       20

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.0     Americana Publishing, Inc. 2003 Equity Incentive Plan
         5.0     Opinion regarding legality
         23.1    Consent of Philip H. Salchli, CPA
         23.2    Consent of Richardson and Patel LLP(included in Exhibit 5.0)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to file, during any period in which  offers or sales are being made,  a  post-effective  amendment  to this registration  statement (1) to include any material  information with respect to the plan of distribution not previously disclosed in the registration  statement or any material change to such  information in the registration  statement;  (2)
that, for the purpose of determining  any liability  under the Securities Act of
1933,  each  such  post-effective   amendment  shall  be  deemed  to  be  a  new
registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide  offering  thereof;  and (3) to  remove  from  registration  by  means of a post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of  1934  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       21

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Albuquerque, State of New Mexico, on this __th day of
May 2003.

                                      AMERICANA PUBLISHING, INC.

                                      By: /s/ George Lovato, Jr.
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated:

Dated:  May 19, 2003                      /s/ George Lovato, Jr.
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

Dated:  May 19, 2003                      /s/ Don White
                                          --------------------------------------
                                          Don White, Director and Vice President

Dated:  May 19, 2003                      /s/ David Poling
                                          --------------------------------------
                                          David Poling, Director and Vice
                                          President

Dated:  May 19, 2003                      /s/ Jay Simon
                                          --------------------------------------
                                          Jay Simon, Director, Secretary and
                                          Treasurer

Dated:  May 19, 2003                   /s/ Jerome Ruther
                                          --------------------------------------
                                          Jerome Ruther, Director

                                       22

                           AMERICANA PUBLISHING, INC.

                           2003 EQUITY INCENTIVE PLAN

1.       NAME.

     The name of the plan is "Americana  Publishing,  Inc. 2003 Equity Incentive
Plan".

2.       PURPOSE.

     The purpose of this Plan is to provide  incentives  to attract,  retain and
motivate  eligible  persons  whose  present  and  potential   contributions  are
important to the success of the  Company,  and its Parent and  Subsidiaries  (if
any), by offering them an opportunity  to  participate  in the Company's  future performance  through  awards of  Options,  Restricted  Stock  and Stock  Awards.
Capitalized terms not defined in the text are defined in Section 3.

3.       DEFINITIONS.

     As used in this Plan, the following terms will have the following meanings:

     "AWARD" means any award under this Plan,  including any Option,  Restricted
Stock or Stock Award.

     "AWARD  AGREEMENT"  means,  with respect to each Award,  the signed written agreement  between the Company and the  Participant  setting forth the terms and conditions of the Award.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means any cause,  as defined by applicable law, for the termination of a Participant's  employment with the Company or a Parent or Subsidiary of the
Company.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the Board of Directors.

     "COMPANY" means Americana Publishing,  Inc., a Colorado corporation, or any successor corporation.

     "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE  PRICE"  means  the  price  at which a holder  of an  Option  may purchase the Shares issuable upon exercise of the Option.

     "FAIR  MARKET  VALUE"  means,  as of any date,  the value of a share of the
Company's Common Stock determined as follows:

          (a) if such Common  Stock is  publicly  traded and is then listed on a
     national   securities   exchange,   its  closing   price  on  the  date  of
     determination on the principal  national  securities  exchange on which the
     Common  Stock is listed or  admitted  to  trading as  reported  in The Wall
     Street Journal;

          (b) if such Common Stock is quoted on the NASDAQ National Market,  its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

          (c) if such  Common  Stock is  publicly  traded  but is not  listed or admitted to trading on a national securities  exchange,  the average of the closing bid and asked  prices on the date of  determination  as reported in
     The Wall Street Journal;

          (d) the price per share at which shares of the Company's  Common Stock are initially offered for sale to the public by the Company's  underwriters in the initial public offering of the Company's  Common Stock pursuant to a registration  statement  filed with the SEC under the Securities Act if the
     Award is made on the effective date of such registration statement; or

          (e) if none of the foregoing is  applicable,  by the Committee in good faith.

     "INSIDER"  means an officer or director of the Company or any other  person whose  transactions  in the Company's  Common Stock are subject to Section 16 of the Exchange Act.

     "OPTION" means an award of an option to purchase Shares pursuant to Section
7.

     "PARENT"  means any  corporation  (other  than the  Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock  possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "PARTICIPANT" means a person who receives an Award under this Plan.

     "PERFORMANCE  FACTORS" means the factors selected by the Committee,  in its sole and absolute  discretion,  from among the  following  measures to determine whether the performance goals applicable to Awards have been satisfied:

          (a) Net revenue and/or net revenue growth;

          (b) Earnings  before  income taxes and  amortization  and/or  earnings before income taxes and amortization growth;

          (c) Operating income and/or operating income growth;

          (d) Net income and/or net income growth;

          (e) Earnings per share and/or earnings per share growth;

          (f) Total stockholder return and/or total stockholder return growth;

          (g) Return on equity;

          (h) Operating cash flow return on income;

          (i) Adjusted operating cash flow return on income;

          (j) Economic value added; and

          (k) Individual business objectives.

     "PERFORMANCE  PERIOD"  means  the  period  of  service  determined  by  the
Committee,  not  to  exceed  five  years,  during  which  years  of  service  or performance is to be measured for Restricted Stock Awards or Stock Awards.

     "PLAN" means this Americana Publishing, Inc. 2003 Equity Incentive Plan, as
amended from time to time.

     "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 8.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES"  means shares of the Company's  Common Stock reserved for issuance under this Plan,  as adjusted  pursuant to Sections 4 and 19, and any  successor security.

     "STOCK AWARD" means an award of Shares, or cash in lieu of Shares, pursuant to Section 9.

     "SUBSIDIARY"  means any corporation (other than the Company) in an unbroken chain of  corporations  beginning  with the Company if each of the  corporations other than the last  corporation in the unbroken chain owns stock possessing 50%
or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a  Participant,  that the  Participant  has for any reason  ceased to provide services as an employee, officer, director, consultant,  independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have  ceased to provide  services  in the case of (i) sick leave,  (ii) military leave, or (iii) any other leave of absence approved by the
Company,  provided  that  such  leave is for a period  of not more than 90 days, unless  reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and  promulgated to employees in writing.
In the case of any employee on an approved  leave of absence,  the Committee may make such  provisions  respecting  suspension  of vesting of the Award  while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised  after the  expiration of the term set forth in the Option agreement.  The Committee will have sole discretion to  determine  whether a  Participant  has  ceased to provide  services  and the effective  date on  which  the  Participant  ceased  to  provide  services  (the
"Termination Date").

4.       SHARES SUBJECT TO THE PLAN.

     4.1 Number of Shares  Available.  Subject to Sections 4.2 and 19, the total aggregate  number of  Shares  initially  reserved  and  available  for grant and issuance pursuant to this Plan will be 20,000,000 Shares and will include Shares that are subject  to: (a)  issuance  upon  exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an
Award  granted  hereunder  but  forfeited or  repurchased  by the Company at the original issue price; and (c) an Award that otherwise  terminates without Shares being  issued.  At all times the  Company  shall  reserve  and keep  available a sufficient  number of Shares as shall be required to satisfy the requirements of all outstanding  Options  granted under this Plan and all other  outstanding but unvested Awards granted under this Plan.

     4.2  Adjustment  of Shares.  In the event  that the  number of  outstanding shares is changed by a stock dividend,  recapitalization,  stock split,  reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without  consideration,  then (a) the number of
Shares  reserved for issuance  under this Plan,  (b) the Exercise  Prices of and number of Shares  subject to outstanding  Options,  and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any  required  action  by the  Board  or the  stockholders  of the  Company  and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash  payment  equal to the Fair  Market  Value of such  fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

5.       ELIGIBILITY.

     Awards may be  granted  to  employees,  officers,  directors,  consultants, independent  contractors and advisors of the Company or any Parent or Subsidiary of the Company, provided such consultants,  contractors and advisors render bona fide  services  not in  connection  with the offer and sale of  securities  in a capital-raising  transaction.  A person may be granted more than one Award under this Plan.

6.       ADMINISTRATION.

     6.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan,  and to the direction of the Board,  the Committee will have full power to implement and carry out this Plan.  Without  limitation,  the
Committee will have the authority to:

          (a) construe and  interpret  this Plan,  any Award  Agreement  and any other agreement or document executed pursuant to this Plan;

          (b)  prescribe,  amend and rescind rules and  regulations  relating to this Plan or any Award;

          (c) select persons to receive Awards;

          (d) determine the form and terms of Awards;

          (e) determine the number of Shares or other  consideration  subject to
     Awards;

          (f) determine  whether Awards will be granted  singly,  in combination with,  in tandem with,  in  replacement  of, or as  alternatives  to, other
     Awards under this Plan or any other incentive or  compensation  plan of the
     Company or any Parent or Subsidiary of the Company;

          (g) grant waivers of Plan or Award conditions;

          (h) determine the vesting, exercisability and payment of Awards;

          (i)  correct  any  defect,   supply  any  omission  or  reconcile  any
     inconsistency in this Plan, any Award or any Award Agreement;

          (j) determine whether an Award has been earned; and

          (k) make all  other  determinations  necessary  or  advisable  for the administration of this Plan.

     6.2 Committee  Discretion.  Any  determination  made by the Committee  with respect to any Award  will be made at the time of grant of the Award or,  unless in  contravention  of any express term of this Plan or Award, at any later time, and such  determination  will be final and  binding  on the  Company  and on all persons  having an  interest  in any Award under this Plan.  The  Committee  may delegate to one or more  officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

7.       OPTIONS.

     The Committee may grant Options to eligible  persons as Nonqualified  Stock
Options  ("NQSOs"),  the number of Shares  subject to the Option,  the  Exercise
Price of the Option,  the period during which the Option may be  exercised,  and all other terms and conditions of the Option, subject to the following:

     7.1 Form of Option  Grant.  Each  Option  granted  under  this Plan will be evidenced by an Award Agreement  which will expressly  identify the Option as an
NQSO (hereinafter  referred to as the "Stock Option Agreement"),  and will be in such  form and  contain  such  provisions  (which  need not be the same for each
Participant)  as the  Committee  may from time to time  approve,  and which will comply with and be subject to the terms and conditions of this Plan.

     7.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the  determination  to grant such Option,  unless  otherwise specified by the Committee.  The Stock Option  Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

     7.3 Exercise  Period.  Options may be exercisable  within the times or upon the  events  determined  by the  Committee  as set  forth  in the  Stock  Option
Agreement  governing  such  Option;  provided,  however,  that no Option will be exercisable  after the  expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time,  periodically or otherwise,  in such number of Shares or percentage of Shares as the Committee determines,  provided, however, that in all events a  Participant  will be entitled to exercise an Option at the rate of at least  20% per year  over  five  years  from the date of  grant,  subject  to reasonable conditions such as continued employment; and further provided that an
Option  granted to a Participant  who is an officer,  director or consultant may become fully  exercisable,  subject to reasonable  conditions  such as continued
employment, at any time or during any period established by the Company.

     7.4 Exercise  Price.  The Exercise Price of an Option will be determined by the  Committee  when the Option is  granted  and may be not less than 85% of the
Fair Market Value of the Shares on the date of grant; provided that the Exercise
Price of an Option  granted to a Ten Percent  Stockholder  will not be less than
110% of the Fair  Market  Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.

     7.5 Method of Exercise.  Options may be  exercised  only by delivery to the
Company of a written stock option exercise agreement (the "Exercise  Agreement")
in a form  approved  by the  Committee,  (which  need  not be the  same for each
Participant),  stating the number of Shares being  purchased,  the  restrictions imposed on the Shares purchased under such Exercise Agreement,  if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable  securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

     7.6  Termination.  Notwithstanding  the  exercise  periods set forth in the
Stock  Option  Agreement,  exercise  of an Option  will always be subject to the following:

     (a) If the Participant's  service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination
Date no later than three (3) months after the  Termination  Date (or such longer time period not exceeding five (5) years as may be determined by the Committee).

     (b) If the Participant's service is Terminated because of the Participant's death or  Disability  (or the  Participant  dies within three (3) months after a
Termination other than for Cause or because of Participant's  Disability),  then the Participant's  Options may be exercised only to the extent that such Options would have been  exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's  legal  representative) no later than twelve (12) months  after the  Termination  Date (or such longer time period not exceeding five (5) years as may be determined by the Committee).

     (c)  Notwithstanding  the  provisions  in paragraph  7.6(a)  above,  if the
Participant's  service is Terminated  for Cause,  neither the  Participant,  the
Participant's estate nor such other person who may then hold the Option shall be entitled to exercise  any Option with  respect to any Shares  whatsoever,  after
Termination,  whether  or not after  Termination  the  Participant  may  receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to  Termination,  for services  rendered for the day on which  Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this  paragraph,  Termination  shall be  deemed to occur on the date when the
Company  dispatches  notice or advice to the  Participant  that his  service  is
Terminated.

     7.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased  on any  exercise of an Option,  provided that such minimum number will not prevent the  Participant  from  exercising the
Option for the full number of Shares for which it is then exercisable.

     7.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a  Participant,  impair  any of  such  Participant's  rights  under  any  Option previously  granted.  The Committee may reduce the Exercise Price of outstanding
Options  without the  consent of  Participants  affected by a written  notice to them;  provided,  however,  that the Exercise Price may not be reduced below the minimum  Exercise  Price that would be permitted  under Section 7.4 of this Plan for  Options  granted  on the date the  action is taken to reduce  the  Exercise
Price.

8.       RESTRICTED STOCK.

     A Restricted  Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions.  The Committee will determine to whom an offer will be made,  the number of Shares the person may  purchase,  the price to be paid (the "Purchase  Price"),  the  restrictions to which the Shares will be subject,  and all other terms and  conditions  of the  Restricted  Stock
Award, subject to the following:

     8.1 Form of Restricted  Stock Award. All purchases under a Restricted Stock
Award made  pursuant to this Plan will be evidenced by an Award  Agreement  (the
"Restricted Stock Purchase Agreement") that will be in such form (which need not be the  same for each  Participant)  as the  Committee  will  from  time to time approve, and will comply with and be subject to the terms and conditions of this
Plan.  The offer of  Restricted  Stock  will be  accepted  by the  Participant's execution  and delivery of the  Restricted  Stock  Purchase  Agreement  and full payment for the Shares to the Company  within thirty (30) days from the date the
Restricted Stock Purchase  Agreement is delivered to the person.  If such person does not execute and deliver the Restricted Stock Purchase  Agreement along with full  payment for the Shares to the Company  within  thirty (30) days,  then the offer will terminate, unless otherwise extended by the Committee.

     8.2  Purchase  Price.  The  Purchase  Price of Shares  sold  pursuant  to a
Restricted  Stock  Award will be  determined  by the  Committee  on the date the
Restricted  Stock  Award  is  granted  and may not be less  than 85% of the Fair
Market Value of the Shares on the grant date,  except in the case of a sale to a
Ten Percent  Stockholder,  in which case the Purchase  Price will be 100% of the
Fair Market Value. Payment of the Purchase Price must be made in accordance with
Section 10 of this Plan.

     8.3 Terms of  Restricted  Stock  Awards.  Restricted  Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon  completion  of a  specified  number of years of service  with the
Company or upon completion of the performance goals as set out in advance in the
Participant's  individual Restricted Stock Purchase Agreement.  Restricted Stock
Awards  may  vary  from   Participant  to  Participant  and  between  groups  of
Participants.  Prior to the grant of a  Restricted  Stock Award,  the  Committee shall:  (a)  determine the nature,  length and starting date of any  Performance
Period for the  Restricted  Stock Award;  (b) select from among the  Performance
Factors to be used to measure  performance  goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted  Stock Award,  the Committee  shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and
Participants  may participate  simultaneously  with respect to Restricted  Stock
Awards  that are subject to  different  Performance  Periods and have  different performance goals and other criteria.

     8.4 Termination During  Performance  Period. If a Participant is Terminated
during a  Performance  Period  for any  reason,  then such  Participant  will be entitled to payment  (whether in Shares,  cash or otherwise) with respect to the
Restricted  Stock Award only to the extent earned as of the date of  Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.

9.       STOCK AWARDS.

     9.1 Awards of Stock. A Stock Award is an award of Shares (which may consist of  Restricted  Stock) for  services  rendered  to the  Company or any Parent or
Subsidiary  of the Company.  A Stock Award will be awarded  pursuant to an Award
Agreement  (the "Stock Award  Agreement")  that will be in such form (which need not be the same for each  Participant)  as the Committee  will from time to time approve, and will comply with and be subject to the terms and conditions of this
Plan. A Stock Award may be awarded upon  satisfaction of such performance  goals as are set out in advance in the Participant's  individual Stock Award Agreement
(the "Performance  Stock Award Agreement") that will be in such form (which need not be the same for each  Participant)  as the Committee  will from time to time approve, and will comply with and be subject to the terms and conditions of this
Plan.  Stock Awards may vary from  Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or
Subsidiary and/or individual  performance factors or upon such other criteria as the Committee may determine.

     9.2 Terms of Stock  Awards.  The  Committee  will  determine  the number of
Shares to be awarded to the Participant. If the Stock Award is being earned upon the  satisfaction  of performance  goals  pursuant to a Performance  Stock Award
Agreement,  then the  Committee  will:  (a)  determine  the  nature,  length and starting date of any  Performance  Period for each Stock Award;  (b) select from among the Performance Factors to be used to measure the performance, if any; and
(c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Award,  the Committee  shall determine the extent to which such Stock  Award has been  earned.  Performance  Periods  may overlap and
Participants  may participate  simultaneously  with respect to Stock Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance  goals and criteria as may be determined by the Committee.  The
Committee  may adjust the  performance  goals  applicable to the Stock Awards to take into account  changes in law and  accounting  or tax rules and to make such adjustments  as the  Committee  deems  necessary or  appropriate  to reflect the impact of  extraordinary  or unusual  items,  events or  circumstances  to avoid windfalls or hardships.

     9.3 Form of Payment.  A Stock Award  Agreement  may provide that the earned portion of a Stock Award may be paid to the  Participant  by the Company  either currently or on a deferred basis, with such interest or dividend equivalent,  if any, as the Committee may determine, and that payment may be made in the form of cash or whole Shares or a combination  thereof,  either in a lump sum payment or in installments, all as the Committee will determine.

10.      PAYMENT FOR SHARE PURCHASES.

     Payment for Shares purchased  pursuant to this Plan may be made in cash (by check) or, where  expressly  approved for the  Participant  by the Committee and where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by  surrender  of shares that  either:  (1) have been owned by the
     Participant  for more than six (6) months and have been paid for within the meaning  of SEC Rule 144  (and,  if such  shares  were  purchased  from the
     Company  by use of a  promissory  note,  such note has been fully paid with respect to such  shares);  or (2) were obtained by the  Participant  in the public market;

          (c) by waiver of  compensation  due or accrued to the  Participant for services rendered;

          (d) with  respect only to purchases  upon  exercise of an Option,  and provided that a public market for the Company's stock exists:

     (1)  through  a "same  day  sale"  commitment  from the  Participant  and a broker-dealer that is a member of the National Association of Securities Dealers
(an "NASD Dealer")  whereby the Participant  irrevocably  elects to exercise the
Option and to sell a portion of the Shares so  purchased to pay for the Exercise
Price,  and whereby the NASD Dealer  irrevocably  commits  upon  receipt of such
Shares to forward the Exercise Price directly to the Company; or

     (2) through a "margin"  commitment  from the  Participant and a NASD Dealer whereby the Participant  irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise  Price,  and whereby the
NASD  Dealer  irrevocably  commits  upon  receipt of such  Shares to forward the
Exercise Price directly to the Company; or

                  (e)      by any combination of the foregoing.

11.      WITHHOLDING TAXES.

     11.1   Withholding   Generally.   Whenever  Shares  are  to  be  issued  in
satisfaction  of Awards  granted  under this Plan,  the  Company may require the
Participant  to remit to the Company an amount  sufficient  to satisfy  federal, state  and local  withholding  tax  requirements  prior to the  delivery  of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an
amount  sufficient  to  satisfy  federal,   state,  and  local  withholding  tax
requirements.

     11.2 Stock  Withholding.  When,  under  applicable  tax laws, a participant incurs tax  liability  in  connection  with the exercise or vesting of any Award that is subject to tax  withholding  and the Participant is obligated to pay the
Company  the  amount  required  to be  withheld,  the  Committee  may  allow the
Participant  to satisfy the minimum  withholding  tax  obligation by electing to have the  Company  withhold  from the Shares to be issued  that number of Shares having a Fair Market Value equal to the minimum amount  required to be withheld, determined  on  the  date  that  the  amount  of  tax  to be  withheld  is to be determined.  All  elections by a  Participant  to have Shares  withheld for this purpose will be made in  accordance  with the  requirements  established  by the
Committee and will be in writing in a form acceptable to the Committee.

12.      PRIVILEGES OF STOCK OWNERSHIP.

     12.1 Voting and Dividends.  No Participant will have any of the rights of a stockholder  with  respect  to any  Shares  until the  Shares  are issued to the
Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such
Shares,  including  the  right  to vote  and  receive  all  dividends  or  other distributions made or paid with respect to such Shares;  provided,  that if such
Shares are Restricted  Stock, then any new,  additional or different  securities the  Participant  may become  entitled to receive with respect to such Shares by virtue of a stock dividend,  stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the
Restricted Stock.

     12.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each  Participant  annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial  statements to  Participants  whose  services in  connection  with the
Company assure them access to equivalent information.

13.      NON-TRANSFERABILITY OF AWARDS.

     Awards of Stock and  Restricted  Stock  granted  under this  Plan,  and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution,  attachment or similar process, other than by will or by the laws of descent and  distribution.  Awards of Options  granted under  this  Plan,  and  any  interest  therein,  will  not be  transferable  or assignable  by the  Participant,  and  may  not be made  subject  to  execution, attachment or similar process,  other than by will or by the laws of descent and
distribution.   During  the  lifetime  of  the  Participant  an  Award  will  be exercisable only by the Participant. During the lifetime of the Participant, any elections  with respect to an Award may be made only by the  Participant  unless otherwise  determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

     This  restriction  shall cease to apply to Shares received as a Stock Award or Restricted  Stock Award under this Plan at the time  ownership of such shares vests in the recipient of the Award. Similarly, this restriction shall not apply to shares of stock received upon the exercise of vested Options.

14.      CERTIFICATES.

     All certificates  for Shares or other securities  delivered under this Plan will be subject to such stop transfer orders,  legends and other restrictions as the Committee may deem necessary or advisable,  including restrictions under any applicable federal,  state or foreign securities law, or any rules,  regulations and other  requirements of the SEC or any stock exchange or automated  quotation system upon which the Shares may be listed or quoted.

15.      ESCROW; PLEDGE OF SHARES.

     To enforce any  restrictions on a Participant's  Shares,  the Committee may require  the  Participant  to  deposit  all  certificates  representing  Shares, together  with stock  powers or other  instruments  of transfer  approved by the
Committee  appropriately  endorsed  in  blank,  with  the  Company  or an  agent designated by the Company to hold in escrow until such  restrictions have lapsed or terminated,  and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full  consideration  for the purchase of Shares  under  this Plan will be  required  to pledge  and  deposit  with the
Company  all or part of the  Shares so  purchased  as  collateral  to secure the payment of the  Participant's  obligation  to the Company  under the  promissory note;  provided,  however,  that the  Committee  may require or accept  other or additional  forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note  notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written  pledge  agreement in such form as the
Committee  will  from  time to time  approve.  The  Shares  purchased  with  the promissory  note may be  released  from the  pledge  on a pro rata  basis as the promissory note is paid.

16.      EXCHANGE OF AWARDS.

     The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

17.      SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

     An Award will not be effective  unless such Award is in compliance with all applicable  federal and state  securities  laws,  rules and  regulations  of any governmental  body,  and the  requirements  of any stock  exchange or  automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of  exercise or other  issuance.  Notwithstanding  any other provision in this Plan, the Company will have no obligation to issue or deliver  certificates  for Shares under this
Plan prior to: (a) obtaining any approvals from  governmental  agencies that the
Company  determines  are  necessary or advisable;  and/or (b)  completion of any registration  or other  qualification  of such Shares under any state or federal law or  ruling  of any  governmental  body  that the  Company  determines  to be necessary or advisable.  The Company will be under no obligation to register the
Shares with the SEC or to effect compliance with the registration, qualification or  listing  requirements  of any  state  securities  laws,  stock  exchange  or automated  quotation  system,  and the Company  will have no  liability  for any inability or failure to do so.

18.      NO OBLIGATION TO EMPLOY.

     Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any  Participant  any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the  Company  or limit in any way the right of the  Company  or any Parent or
Subsidiary  of the  Company  to  terminate  Participant's  employment  or  other relationship at any time, with or without cause.

19.      CORPORATE TRANSACTIONS.

     19.1 Assumption or Replacement of Awards by Successor.  In the event of (a)
a dissolution or liquidation of the Company,  (b) a merger or  consolidation  in which the  Company  is not the  surviving  corporation  (other  than a merger or consolidation with a wholly-owned  subsidiary,  a reincorporation of the Company in a  different  jurisdiction,  or  other  transaction  in  which  there  is  no substantial  change in the  stockholders  of the Company or their relative stock holdings  and the Awards  granted  under  this Plan are  assumed,  converted  or replaced by the successor  corporation,  which assumption will be binding on all
Participants),  (c) a merger in which the Company is the  surviving  corporation but after which the stockholders of the Company immediately prior to such merger
(other than any  stockholder  that  merges,  or which owns or  controls  another corporation  that merges,  with the Company in such  merger)  cease to own their shares or other equity  interest in the Company,  (d) the sale of  substantially all of the assets of the Company,  or (e) the acquisition,  sale, or transfer of more than 50% of the  outstanding  shares  of the  Company  by  tender  offer or similar transaction,  any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption,  conversion or replacement  will  be  binding  on all  Participants.  In the  alternative,  the successor  corporation may substitute equivalent Awards or provide substantially similar  consideration  to Participants  as was provided to stockholders  (after taking into  account the  existing  provisions  of the  Awards).  The  successor corporation may also issue,  in place of outstanding  Shares of the Company held by the  Participant,  substantially  similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor  corporation  (if any)  refuses  to assume or  substitute  Awards,  as provided above,  pursuant to a transaction  described in this  Subsection  19.1, such Awards will expire on such  transaction at such time and on such conditions as the Committee will  determine.  Notwithstanding  anything in this Plan to the contrary,  the  Committee  may  provide  that the  vesting  of any or all Awards granted  pursuant to this Plan will accelerate  upon a transaction  described in this Section 19. If the  Committee  exercises  such  discretion  with respect to
Options,  such Options will become exercisable in full prior to the consummation of such event at such time and on such  conditions as the Committee  determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

     19.2 Other  Treatment of Awards.  Subject to any greater  rights granted to
Participants under the foregoing  provisions of this Section 19, in the event of the occurrence of any  transaction  described in Section 19.1,  any  outstanding
Awards  will be treated  as  provided  in the  applicable  agreement  or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

     19.3 Assumption of Awards by the Company.  The Company,  from time to time, also may substitute or assume  outstanding  awards  granted by another  company, whether in connection with an acquisition of such other company or otherwise, by either;  (a)  granting  an Award under this Plan in  substitution  of such other company's award; or (b) assuming such award as if it had been granted under this
Plan if the terms of such  assumed  award  could be applied to an Award  granted under this Plan.  Such  substitution  or assumption  will be  permissible if the holder of the  substituted  or  assumed  award  would have been  eligible  to be granted an Award  under this Plan if the other  company had applied the rules of this Plan to such grant.  In the event the Company  assumes an award  granted by another  company,  the terms and conditions of such award will remain  unchanged
(except  that the  exercise  price and the number and nature of Shares  issuable upon  exercise of any such option  will be  adjusted  appropriately  pursuant to
Section  424(a) of the  Code).  In the event the  Company  elects to grant a new
Option rather than assuming an existing  option,  such new Option may be granted with a similarly adjusted Exercise Price.

20.      ADOPTION AND EFFECTIVE DATE.

     This Americana Publishing,  Inc. 2003 Equity Incentive Plan is effective as of May 19, 2003, the date it was adopted by the Board.

22.      TERM OF PLAN/GOVERNING LAW.

     Unless earlier terminated as provided herein,  this Plan will terminate ten years from the date it was  adopted by the Board.  This Plan and all  agreements thereunder shall be governed by and construed in accordance with the laws of the
State of Colorado.

23.      AMENDMENT OR TERMINATION OF PLAN.

     The  Board may at any time  terminate  or amend  this Plan in any  respect, including  without  limitation  amendment  of any  form of  Award  Agreement  or instrument to be executed  pursuant to this Plan;  provided,  however,  that the
Board will not, without the approval of the  stockholders of the Company,  amend this Plan in any manner that requires such stockholder  approval under the Code, if  applicable,  or by any stock exchange or market on which the Common Stock of the Company is listed for trading.

24.      NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval,  nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation  arrangements as it may deem desirable,  including, without  limitation,  the granting of stock options and bonuses  otherwise  than under this Plan, and such  arrangements  may be either  generally  applicable or applicable only in specific cases.

25.      ACTION BY COMMITTEE.

     Any  action  permitted  or  required  to be taken by the  Committee  or any decision or  determination  permitted  or  required to be made by the  Committee pursuant  to this  Plan  shall  be  taken  or made in the  Committee's  sole and absolute discretion.

                                                                    Exhibit 5.0

                             RICHARDSON and PATEL LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                May 14, 2003

Americana Publishing, Inc.
303 San Mateo NE, Suite 104A
Albuquerque, NM  87108

         Re:   Americana Publishing, Inc. 2003 Equity Incentive Plan
               -----------------------------------------------------

Ladies and Gentlemen:

     We have  acted  as  counsel  to  Americana  Publishing,  Inc.,  a  Colorado corporation (the "Company"),  in connection with the preparation and filing with the Securities and Exchange  Commission  under the Securities Act of 1933 of the
Company's  registration  statement on Form S-8 relating to 20,000,000  shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued upon exercise of options or otherwise  granted in connection  with the Americana
Publishing, Inc. 2003 Equity Incentive Plan (the "Plan").

     In connection with that  registration,  we have reviewed the proceedings of the Board of Directors of the Company  relating to the registration and proposed issuance of the Shares,  the  Articles of  Incorporation  of the Company and all
amendments thereto,  the Bylaws of the Company and all amendments  thereto,  and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review,  it is our opinion that the Shares,  when issued in conformance  with the terms and conditions of the Plan,  were or will be legally issued,  fully paid, and nonassessable  under the Colorado Business  Corporation
Act.

     We do not find it necessary for the purposes of this opinion to cover,  and accordingly  we express no opinion as to, the  application  of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the  registration  statement filed with the Securities and Exchange  Commission in connection with the registration of the Shares.

                                                  /s/ RICHARDSON and PATEL LLP

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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

I hereby  consent to the reference to me under the caption  "Experts' and to the incorporation  by  reference  in the  Registration  Statement  on  Form  S-8 for
Americana  Publishing,  Inc.,  of my report dated March 21, 2003, on my audit of
the  consolidated  financial  statements  of  Americana  Publishing,   Inc.  and
subsidiary  included  in the  Annual  Report on Form  10-KSB  for the year ended
December 31, 2002.

Philip H. Salchli, CPA

Houston, Texas
May 14, 2003

                                       41